                                                                    Exhibit 11.1

                         THE NEIMAN MARCUS GROUP, INC.

                                 AUGUST 3, 1996

COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING USED IN DETERMINING
                  PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                 (in thousands)



PRIMARY                                                August 3, 1996          July 29, 1995           July 30, 1994
- ---------------------------------------                --------------          -------------           -------------

1.  Weighted average number of
    common shares outstanding                                  38,000                 37,958                  37,946

2.  Assumed exercise of certain
    stock options based on average
    market value                                                  218                     25                       0 (B)
                                                       --------------          -------------           -------------

3.  Weighted average number of
    shares used in primary
    per share computations                                     38,218                 37,983                  37,946
                                                       ==============          =============           =============


FULLY DILUTED (A)
- ---------------------------------------

1.  Weighted average number of
    common shares outstanding                                  38,000                 37,958                  37,946

2.  Assumed exercise of certain
    stock options based on higher of
    average or closing market value                               238                     34                       0 (B)
                                                       --------------          -------------           -------------

3.  Weighted average number of
    shares used in fully diluted
    per share computations                                     38,238                 37,992                  37,946
                                                       ==============          =============           =============




(A) The calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(B) Inclusion of assumed exercises of stock options would be anti-dilutive.